Exhibit  10.23

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS SECURED CONVERTIBLE NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

CONVERTIBLE PROMISSORY NOTE

$50,000.00	September 7, 2010

FOR VALUE RECEIVED, the undersigned, US Natural Gas Corp., a Florida corporation (referred to herein as the "Borrower"), with offices at 33 6th Street South, Suite 600, St. Petersburg, Florida 33701, hereby unconditionally promises to pay to the order of Caesar Capital Group, LLC, its endorsees, successors and assigns (the "Lender"), in lawful money of the United States, at such address as the Lender may from time to time designate, the principal sum of Fifty Thousand Dollars ($50,000.00) plus any and all accrued interest (the "Loan"). This Note shall mature and become due and payable in full on or after March 7, 2011 (the "Maturity Date").

1.           Terms of Repayment. Principal of and interest on this Note shall be paid by the Borrower as follows:

(a) On the Maturity Date, Borrower shall pay all principal and interest, unless otherwise converted at Lender’s choice (as defined in Section 2. below). Interest shall accrue at a rate of Twelve Percent (12%) per annum.

(b) The Borrower further agrees that, if any payment made by the Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter pledged as security for this Note is required to be returned by Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Borrower's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereunder securing the Borrower's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Borrower in respect to the amount of such payment (or any lien, security interest or other collateral securing such obligation).

(c) No portion of this Note, nor the entire Note may be prepaid at any time.

2.           Conversion.

(a) The Lender shall have the absolute right, on the Maturity Date, to convert some or all of the outstanding principal and any accrued and unpaid interest including any additional interest due under a default of this Note pursuant to Section 8 into fully-paid, non-assessable and freely trading shares of Borrower's Common Stock (the “Shares” or “Conversion Shares”) at a per share price equal to Sixty Percent (60%) of the average of the last Five (5) trading days closing volume weighted average price (“VWAP”) (“Conversion Price”).

(b) In no event shall the Lender be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Lender and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than Four Point Nine Nine Percent (4.99%) of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Lender upon, at the election of the Lender, not less than Sixty-One (61) days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

(c) To exercise any conversion, the holder of this Note shall submit a written notice in the form attached hereto as Exhibit A, Notice of Conversion to the Borrower during usual business hours at the offices of the Borrower. If all amounts due under this Note are to be converted, the holder of this Note shall also surrender the Note accompanied by the Notice of Conversion.

(d) Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Lender by physical delivery within Three (3) business days after receipt by Borrower of the Notice of Conversion, together with a duly executed new Note of the Borrower in the form of this Note for any principal amount not so converted. Such conversion shall be deemed to have been made at the time that this Note was surrendered for conversion and the notice specified herein shall have been received by the Borrower.

(d) The number of shares issuable upon conversion of this Note or repayment by the Borrower in shares shall be proportionately adjusted if the Borrower shall declare a dividend of capital stock on its capital stock, or subdivide its outstanding capital stock into a larger number of shares by reclassification, stock split or otherwise, which adjustment shall be made effective immediately after the record date in the case of a dividend, and immediately after the effective date in the case of a subdivision. The number of shares issuable upon conversion of this Note or any part thereof shall be adjusted proportionately in the amount of securities for which the shares have been changed or exchanged in another transaction for other stock or securities, cash and/or any other property pursuant to a merger, consolidation or other combination, or discounted at a negotiable rate at the Lender’s request. The Borrower shall promptly provide the holder of this Note with notice of any events mandating an adjustment to the conversion ratio, or for any planned merger, consolidation, share exchange or sale of the Borrower, signed by the President and Chief Executive Officer of Borrower.

(e) The Conversion Price will be subject to a full ratchet broad based adjustment to reduce dilution in the event the Borrower issues additional equity securities, other than shares (i) reserved for employees under an option plan, (ii) issued pursuant to a merger, acquisition or consolidation, (iii) to which the Lender waives anti-dilution rights or (iv) issued pursuant to an equipment loan, lease arrangement or debt financing from a bank or similar financial institution.

3.           Liability of the Borrower. The Borrower is unconditionally, and without regard to the liability of any other person, liable for the payment and performance of this Note and such liability shall not be affected by an extension of time, renewal, waiver, or modification of this Note or the release, substitution, or addition of collateral for this Note. Each person signing this Note consents to any and all extensions of time, renewals, waivers, or modifications, as well as to release, substitution, or addition of guarantors or collateral security, without affecting the Borrower's liabilities hereunder. Lender is entitled to the benefits of any collateral agreement, guarantee, security agreement, assignment, or any other documents which may be related to or are applicable to the debt evidenced by this Note, all of which are collectively referred to as "Loan Documents" as they now exist, may exist in the future, have existed, and as they may be amended, modified, renewed, or substituted.

4. Representations and Warranties. The Borrower represents and warrants as follows: (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (ii) the execution, delivery and performance by the Borrower of this Note are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (A) the Borrower's certificate of incorporation or (B) bylaws or (1) any law or (2) any agreement or document binding on or affecting the Borrower, not otherwise disclosed to the Lender prior to execution of this Note, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Borrower of this Note; (iv) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; (v) the Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi) the Borrower is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vii) there is no pending or, to the Borrower 's knowledge, information or belief, threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator which challenges or relates to this Note or which may otherwise have a material adverse effect on the Borrower; (viii) after giving effect to the transactions contemplated by this Note, the Borrower is Solvent; (ix) the Borrower is not in violation or default of any provision of (A) its certificate of incorporation or by-laws, each as currently in effect, or (B) any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Borrower is subject not otherwise disclosed to the Lender prior to the execution of this Note, and (x) this Note is validly issued, free of any taxes, liens, and encumbrances related to the issuance hereof and is not subject to preemptive right or other similar right of members of the Borrower, and (xi) The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time)(the “Reserved Amount”). The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

5.           Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

(a) Maintain and preserve its existence, rights and privileges;

(b) The Company will not incur any indebtedness, unless such indebtedness is subordinated to the prior payment in full of this Note on terms reasonably satisfactory to the Lender;

(c) Not: (i) directly or indirectly sell, lease or otherwise dispose of (A) any of its property or assets other than in its ordinary course of business or (B) substantially all of its properties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, or (ii) adopt any plan or arrangement for the dissolution or liquidation of the Borrower;

(d) Give written notice to Lender upon the occurrence of an Event of Default (as defined below) or any event but for the giving of notice or lapse of time, or both, would constitute an Event of Default within five (5) Business Days of such event;

(e) Not use the proceeds from the issuance of this Note in any way for any purpose that entails a violation of, or is inconsistent with, Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

(f) Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory. administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial);

(g) Not redeem or repurchase any of its capital stock;

(h) Not make any advance or loan to any person, firm or corporation, except for reasonable travel or business expenses advanced to the Company's employees or independent contractors in the ordinary course of business;

(i) Not prepay any indebtedness, except for trade payables incurred in the ordinary course of the Borrower's business; and

(j) Not take any action which would impair the rights and privileges of this Note set forth herein or the rights and privileges of the holder of this Note.

6.           Events of Default. Each and any of the following shall constitute a default and, after expiration of a grace period, if any, shall constitute an "Event of Default" hereunder:

(a) the nonpayment of principal, late charges or any other costs or expenses promptly when due of any amount payable under this Note or the nonpayment by the Borrower of any other obligation to the Lender;

(b) an Event of Default under this Note (other than a payment default described above), or any other failure of the Borrower to observe or perform any present or future agreement of any nature whatsoever with Lender, including, without limitation, any covenant set forth in this Note;

(c) if Borrower shall fail to provide Lender with certificates within Three (3) business days after receipt of the Notice of Conversion;

(d) if Borrower shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of Sixty (60) days; or (iii) the Borrower shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts set forth; or (iv) the Borrower shall generally not, or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts;

(e) any representation or warranty made by the Borrower or any other person or entity under this Note or under any other Loan Documents shall prove to have been incorrect in any material respect when made;

(f) an event of default or default shall occur and be continuing under any other material agreement, document or instrument binding upon the Borrower including, without limitation, any instrument for borrowed money in excess of Fifty Thousand Dollars ($50,000.00) (whether or not any such event of default or default is waived by the holder thereof);

(g) the entry of any judgment against Borrower or any of its property for an amount in excess of Fifty Thousand Dollars ($50,000.00) that remains unsatisfied for Thirty (30) days;

(h) any material adverse change in the condition or affairs (financial or otherwise) of the Borrower shall occur which, in the sale opinion of the Lender, increases its risk with respect to loans evidenced by this Note;

(i) the sale of all or substantially all of the assets, or change in ownership or the dissolution, liquidation, merger, consolidation, or reorganization of Borrower without the Lender's prior written consent;

(j) the Borrower's shares of Common Stock are suspended from trading or delisted from trading on the Over the Counter Market; or

(k) The Borrower shall fail to comply with the reporting requirements of the Exchange Act.

7.           Lender's Rights Upon Default. Upon the occurrence of any Event of Default, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately: (a) accelerate the maturity of this Note and demand immediate payment in full, whereupon the outstanding principal amount of the Note and all obligations of Borrower to Lender, together with any and all accrued interest thereon and accrued charges and costs, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and (b) exercise all legally available rights and privileges.

8.           Default Interest Rate. Upon an Event of Default, without any further action on the Part of Lender, additional interest will thereafter accrue at the rate equal to the lesser of (i) 15% per annum or (ii) the highest rate permitted by applicable law, per annum (the Default Rate"), until all outstanding principal, interest and fees are repaid in full by Borrower.

9.           Securities Law Compliance. Lender has been advised that the Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Lender has not been formed solely for the purpose of making this investment and is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Lender has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. Lender is able to bear the economic risk of the purchase of the Note.

10.           Registration Rights. If at any time while this Note is issued and outstanding (the “Piggy-Back Period”) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall include the  Conversion Shares of Common Stock on such registration statement.

11.           Usury. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Borrower's obligation to repay the principal of and interest on the Note. This confirms that the Borrower and, by its acceptance of this Note, the Lender intend to contract in strict compliance with applicable usury laws from time to time in effect. Accordingly, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

12.           No Prepayment. This Note may not be prepaid in whole or in part, at any time, without the prior written consent of the Lender.

13.           Costs of Enforcement. Borrower hereby covenants and agrees to indemnify, defend and hold Lender harmless from and against all costs and expenses, including reasonable attorneys' fees and their costs, together with interest thereon at the Prime Rate, incurred by Lender in enforcing its rights under this Note; or if Lender is made a party as a defendant in any action or proceeding arising out of or in connection with its status as a lender, or if Lender is requested to respond to any subpoena or other legal process issued in connection with this Note; or reasonable disbursements arising out of any costs and expenses, including reasonable attorneys' fees and their costs incurred in any bankruptcy case; or for any legal or appraisal reviews, advice or counsel performed for Lender following a request by Borrower for waiver, modification or amendment of this Note or any of the other Loan Documents.

14.           Governing Law. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that the Borrower may not assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the Lender. The Lender may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same rights and benefits against the Borrower as it would have had if it were the Lender. This Note, and any claims arising out of relating to this Note, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

15.           Jurisdiction. THE BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE BORROWER AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN SECTION 15 OF THIS NOTE. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS OR ANY SIMILAR BASIS.

16.           Miscellaneous. (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, and demand. (b) Time is of the essence for each of Borrower's covenants under this Note. (c) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All obligations of Borrower in connection with this Note shall bind Borrower's successors and assigns, and Lender's conversion rights shall succeed to any successor securities to Borrower's common stock. (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or un enforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. (e) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender's right to exercise that or any other right or remedy to which Lender is entitled. No delay or omission by Lender in exercising, or failure by Lender to exercise on anyone or more occasions, shall be construed as a waiver or novation of this Note or prevent the subsequent exercise of any or all such rights. (f) This Note may not be waived, changed, modified, or discharged orally, but only in writing.

17.           Notice, Etc. Any notice required by the provisions of this Note will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) Five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) One (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:

US Natural Gas Corp.
33 6th Street South, Suite 600
St. Petersburg, Florida 33701

If to Lender:

Caesar Capital Group, LLC
c/o Michael Woloshin
15 Birch Court
Ossining, New York 10562

With a copy to:

Brinen & Associates, LLC
7 Dey Street, Suite 1503
New York, New York 10007

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

18.           Definitions. As used herein, the term "Solvent" shall mean, with respect to any person or entity on a particular date, that on such date (i) the fair value of the property of such person or entity is not less than the total amount of the liabilities of such person or entity, (ii) the present fair salable value of the assets of such person or entity is not less than the amount required to pay the probable liability on such person's existing debts as they become absolute and matured, (iii) such person or entity is able to realize upon its assets and pay its debts and other liabilities, (iv) such person or entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such person or entity's ability to pay as such debts and liabilities mature and (v) such person or entity is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such person's or entity's property would constitute unreasonably small capital.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Convertible Promissory Note as of the date first set forth above.

 US Natural Gas Corp.

 __________________________
By: Wayne Anderson
President

EXHIBIT A

NOTICE OF CONVERSION

(to be signed upon conversion of the Note)

TO US NATURAL GAS CORP.:

The undersigned hereby irrevocably elects to convert $__________ principal (and/or interest) amount of the Note (defined below) into shares of common stock, $0.001 par value per share (“Common Stock”), of US Natural Gas Corp., a Florida corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of September 7, 2010 (the “Note”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned, the holder of the foregoing Note, hereby requests that the certificates for such shares be issued in the name of _______________________ , and delivered to, _______________________, whose address is _____________________________

Applicable Conversion Price: ____________________ (calculated on a per share price equal to Sixty Percent (60%) of the average of the last Five (5) trading days closing volume weighted average price (“VWAP”)

Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note: ___________________

Dates of the last Five (5) trading days and closing VWAP for each day:

____________________; _______________________; _____________________; ____________________; _______________________

Dated: _______________
 __________________________
(signature)
Name: _______________________
Title: _______________________
Address: ______________________
______________________

The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Note(s) to be converted, and shall make payments pursuant to the Notes for the number of business days such issuance and delivery is late.